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                                                                 EXHIBIT 5(b)(i)

Filed with Post-Effective Amendment No. 13 to this Registration Statement on Form N-4 on February 28, 1992.
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                                                        METROPOLITIAN LIFE
                                                 [LOGO] AND AFFILIATED COMPANIES

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 [_]  GROWTH PLUS ACCOUNT - ALLOCATED - (COMPLETE WHITE AREAS ONLY)  [_] CORP. 401   [_]  KEOGH
 [_]   PREFERENCE PLUS(R) ACCOUNT - ALLOCATED -  [_] CORP. 401  [_] KEOGH
____________________________________________________________________________________________________________________________________

 1.  PROPOSED           [_] Mr.
     PARTICIPANT        [_] Mrs.
     INFORMATION        [_] Ms.
                           __________________________________________________________________________
                                              First Name, Middle Initial, Last Name

                        ________________________________          [_] [_] [_] - [_] [_] - [_] [_] [_]
                        Date of Birth: Mo./Day/Yr.                         Social Security No.
____________________________________________________________________________________________________________________________________

 2.  DEPOSIT            a) Initial Deposit $__________b)  Anticipated Schedule: $_________ per deposit ________ times a year.
_________________________________________________________________________________________________________________________________

 3.  ALLOCATION         Indicate the percentage of the initial deposit to be allocated to each Account and/or Investment Division.
     (PPA ONLY)         Percentages must be in whole numbers and will apply to future deposits unless changed by the owner.
                        Indicate if the Equity Generator Option is desired.
                        Fixed Interest Account      __________%        Diversified Division                 __________%
                          [_]  Equity Generator                          Income Division                    __________%
                        Stock Index Division        __________%        International Stock Division         __________%
                        Growth Division             __________%        Other ______________________         __________%
                        Aggressive Growth Division  __________%        TOTAL                                       100%
_________________________________________________________________________________________________________________________________

 4.  PARTICIPANT        a. Total Annual Income $____________ (Source) _____________________  b. Ages of Dependents ________________
     FINANCIAL
     DISCLOSURE         c. Net Savings and Investments: (Exclusive of Personal Residence, Home Furnishings & Personal Automobiles)
     (PPA-KEOGH ONLY)      Assets:                                            Liabilities:
                           Stocks, Mutual Funds, etc.      $_____________     Mortgage on Real Estate
                           Cash & Cash Equivalents                               (other than personal residence) $____________
                             (Money Market, Savings, etc.) $_____________     Bank and Installment Loans         $____________
                           Life Insurance Cash Values      $_____________
                           Real Estate (other than                            d. Investment Objective
                             personal residence)           $_____________         [_] Aggressive Growth  [_] Income
                           Vested Retirement Funds                                [_] Growth             [_] Preservation of Capital
                             (IRAS, pension plans)         $_____________         [_] Growth & Income

                        e. Purpose of the contract applied for:  [_] Retirement Income   [_] (Other (specify)________________
________________________________________________________________________________________________________________________________

 5.  PPA - KEOGH ONLY   a) Has the participant received a prospectus for the Separate Account including the Metropolitan Series
                             Fund, Inc.?  [_] Yes   [_]
                           If yes, give date of prospectus ______________ Supplement date (if applicable) ___________________
                        b) Is participant an associated person of a broker dealer?  [_] Yes  [_] No  If yes, provide name and address of broker dealer______________________________________________________________________________
____________________________________________________________________________________________________________________________________

 6.  EMPLOYER/          a)   Employer___________________________________________________________________________________
     PLAN NAME          b)   Plan Name (if different)___________________________________________________________________
                        c)   [_]  1. Existing Group - Employer Group No. __________________________  [_] 2. New Group
                        d)   Employee l.D. No. (If other than Soc. Sec. No.)______________________________
____________________________________________________________________________________________________________________________________

 7.  REPLACEMENT        Will this annuity replace any existing annuity or life insurance?   [_] Yes   [_] No
                        If yes, the appropriate forms must be completed____________________________________________________________
                                                                               Name and Address of Prior Carrier/Contract No.
____________________________________________________________________________________________________________________________________

 8.  KEOGH ONLY          Of the capital or profits in the business, participant has   [_]   10% or more      [_] less than 10%
____________________________________________________________________________________________________________________________________

 9.  SIGNATURES         I hereby represent my answers to the above questions to be correct and true to the best of knowledge and belief.

                        Signed at ___________________________________________ on ____________/____________/____________
                                     City                    State                   Month         Day          Year
                        Signature ________________________________________  Witness: ______________________________________________
                                      Plan Trustee
____________________________________________________________________________________________________________________________________

 I personally saw the Plan Trustee(s) when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. PPA-Keogh Only: I have delivered a prospectus for the multifunded annuity applied for including a prospectus for the Metropolitan Series Fund, Inc., reviewed the financial situation of the proposed participant as disclosed, and believe that a multifunded annuity contract would be suitable.

 a)  Was the replacement question answered correctly?  [_] Yes   [_] No   b) Have you completed replacement forms?  [_] Yes [_] No
                                                                               [_] Not Required

 Signature: ___________________________________________________________ Date:______________________________________________________


 Print Full Name ____________________________________________  District, Branch/Office Name: ____________________________________

 Contract No. [_][_][_][_][_][_][_][_][_] (office use only) Producer Identity [_][_][_][_][_][_][_][_][_](Dist. Branch/Agency Index)

038-GPA-PPA - Corp/Keogh                                                                                                  1800091593
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